UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2022

PEOPLES FINANCIAL CORPORATION (Exact Name of Registrant as Specified in its Charter)

Mississippi (State or Other Jurisdiction of Incorporation)

001-12103 (Commission File Number)	64-0709834 (IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS (Address of Principal Executive Offices)	39530 (Zip Code)

(228) 435-5511 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	PFBX	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Agreement.

On March 17, 2022, The Peoples Bank, Biloxi, Mississippi (the “Bank”), a wholly-owned subsidiary of Peoples Financial Corporation, entered into a definitive agreement with Trustmark National Bank (“Trustmark”), a wholly-owned subsidiary of Trustmark Corporation, to acquire substantially all of Trustmark’s corporate trust business for a purchase price of $650,000, subject to adjustment for the fluctuation of purchased assets between the date of the definitive agreement and the closing date. This book of business will be added to the Bank’s existing corporate trust portfolio in its Asset Management and Trust Services Department. The purchase is subject to approval by the Federal Deposit Insurance Corporation, and customary closing conditions. It is expected that the transaction will close during the second quarter of 2022.

Enclosed is a copy of the Asset Purchase Agreement and the joint press release issued by the Bank and Trustmark on March 17, 2022, both of which are also incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement by and between Trustmark National Bank (“Seller”) and The Peoples Bank (“Buyer”)

99.1
Press Release issued by Trustmark Corporation and Peoples Financial Corporation dated March 17, 2022 “Trustmark National Bank Enters Agreement to Sell Corporate Trust Business to The Peoples Bank, Biloxi, Mississippi.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2022

PEOPLES FINANCIAL CORPORATION

By: /s/ Chevis C. Swetman Chevis C. Swetman Chairman, President and CEO